UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2013
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2013, Silver Dragon Resources Inc. (the “Company”) entered into an amendment (the “Amendment”) to the original Tonaquint agreements, which consist of the note and warrant purchase agreement dated February 15, 2011 with Tonaquint, Inc., a Utah corporation (“Tonaquint”), secured convertible promissory note of the Company in the principal amount of $2,766,500 (the “Tonaquint Note”), 10 secured notes of Tonaquint in favor of the Company (each, a “Buyer Note”) and a warrant to purchase common stock of the Company. Under the Amendment, Tonaquint agreed to accelerate payment of a portion of the amounts payable to the Company under the tenth Buyer Note. The aggregate amount Tonaquint agreed to accelerate was $120,000 (the “Payoff Amount”), which the parties agreed was satisfaction in full of the aggregate principal amount owing under the tenth Buyer Note of $200,000.

The Payoff Amount is payable in two installments. The first payment of $60,000 was paid upon execution of the Amendment. If the Company meets all of the Second Payment Conditions (as defined below) at any time during the period beginning July 3, 2013 and continuing until November 30, 2013, Tonaquint will pay the second payment of $60,000. The “Second Payment Conditions” means that as of any given date: (a) the Company’s common stock is trading on a principal trading market; (b) the Company’s common stock is eligible to be deposited in certificate form at the Depository Trust Company (“DTC”), cleared and converted into electronic shares by DTC and held in the name of the clearing firm servicing Tonaquint’s brokerage firm for the benefit of Tonaquint; (c) the Company is current and has timely made all required filings under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 144 under the Securities Act (“Rule 144”) and any other applicable laws or regulations; (d) the Company has fully complied with all reporting requirements of the Securities Act, the Exchange Act and Rule 144; (e) the trailing 10 day average closing price of the Company’s common stock is greater than $0.10 per share; and (f) the 30 trading day trailing daily average and median dollar volume of the Company’s common shares are each greater than $25,000 per trading day.

The Company previously announced that it had entered into letter agreements with Tonaquint and its three other lenders which generally provided that if the Company were able to pay an aggregate of $2,689,133 to the lenders by June 30, 2013, such payments would constitute payment in full of any and all obligations due and owing under the outstanding promissory notes owed to these lenders. Pursuant to the Amendment, the payoff amount for Tonaquint was increased by $2,500, representing Tonaquint’s attorneys’ fees in connection with the Amendment.

The Amendment also contains certain representations and warranties of the Company that are customary for transactions of this kind.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: June 6, 2013	/s/ Marc Hazout
By: Marc Hazout, President & CEO